UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2003

TRUE RELIGION APPAREL, INC.
(formerly, Gusana Explorations Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-72802
(Commission File Number)

98-0352633
(IRS Employer Identification No.)

201 East Arena Street, El Segundo, California 90245
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 310.615.1978

Item 4. Changes in Registrant's Certifying Accountant.

On November 12, 2003, we engaged Stonefield Josephson, Inc. of Santa Monica, California as our new principal independent accountants with the approval of our Board of Directors. Accordingly, we dismissed Malone & Bailey on November 13, 2003. Malone and Bailey was appointed our principal independent accountant on May 9, 2003 after the dismissal of our previous principal independent accountants, Davidson & Company ("Davidson") on May 7, 2003.

During our recent fiscal years ended August 31, 2002 and 2001, and the subsequent interim period through May 9, 2003, the date of Davidson's dismissal and the date of Malone and Bailey's appointment, there were no disagreements with Davidson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. From the date of Malone and Bailey's appointment through the date of Malone and Bailey's dismissal and the appointment of Stonefield Josephson, Inc. on November 13, 2003, there were no disagreements with Malone and Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the financial statements prepared by Davidson for either of the fiscal years ended August 31, 2002 and 2001 was, however, modified as to uncertainty as the report contained a modifying paragraph with respect to our ability to continue as a going concern.

We provided Malone and Bailey with a copy of this Current Report on Form 8-K on November 17, 2003, prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Malone and Bailey, dated November 18, 2003, is attached to this Form 8-K as an exhibit.

In connection with the fiscal years ended August 31, 2002 and 2001 and the subsequent interim period through November 13, 2003, Malone and Bailey was not consulted on any matter relating to accounting principles to a

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specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal years ended August 31, 2002 and 2001 and the subsequent interim period through November 13, 2003 preceding the change in accountants from Malone and Bailey to Stonefield Josephson, Inc., Malone and Bailey did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

Item 7. Financial Statements and Exhibits.

16.1 Letter from Malone and Bailey dated November 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE RELIGION APPAREL, INC.

/s/ Jeffrey Lubell
Jeffrey Lubell, President

Date: November 18, 2003